UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2019 (December 3, 2019)

Trinity Place Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08546	22-2465228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

340 Madison Avenue, New York, New York 10173

(Address of Principal Executive Offices) (Zip Code)

(212) 235-2190

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value Per Share	TPHS	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On December 3, 2019, Trinity Place Holdings Inc. (the “Company”) announced that a joint venture between the Company and TF Cornerstone Group LLC (“TFC”) has signed a contract to acquire 250 North 10th Street (the “Property”).  The Property is a 96% leased, market-leading 234-unit apartment building in Williamsburg, Brooklyn located one block from The Berkley, another property owned by a joint venture in which the Company has an interest.  The purchase price for the Property is $137.75 million, or $588,675 per unit. Subject to customary closing conditions, the purchase is expected to close within 60 days and to be financed by a fixed-rate loan.  The joint venture made a $4 million earnest money deposit upon execution of the contract.

The joint venture is between a wholly-owned subsidiary of the Company and an affiliate of TFC.  The Company indirectly owns a 10% interest, TFC indirectly owns a 90% interest and both are co-managing members. TFC will lend the Company its share of the equity to purchase the Property at an interest rate of 7% per annum, maturing in four years. The Company may prepay the loan, which is recourse only to the Company’s indirect interest in the Property, in whole or in part at any time without premium, fee or penalty. Prior to repayment of the loan, TFC may convert the loan into common stock of the Company at a price of $6.50 per share, if the Company’s stock trades at a 30-day volume-weighted average price per share of $6.50 or greater; subject to a $6.3 million cap on the loan amount that may be converted if the conversion occurs prior to or concurrently with the closing of the acquisition loan for the Property. The Company will receive an acquisition fee at the closing of the purchase, an annual asset management fee and a performance-based promote. TFC will provide property management services to the ownership entity.

The press release announcing the signing of the Property purchase contract is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press release of Trinity Place Holdings Inc. issued December 3, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Place Holdings Inc.

Date: December 3, 2019	By:	/s/ Steven Kahn
Steven Kahn
Chief Financial Officer